UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2005

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 26, 2005, Tempur-Pedic International Inc. issued a press release stating that it has been informed by Friedman Fleischer & Lowe (FFL) that FFL has made a partial distribution to its partners of a total of 7 million shares of Tempur-Pedic International common stock. A copy of this press release is furnished as Exhibit 99.1 to this report.

On April 26, 2005, Tempur-Pedic International Inc. also issued a press release stating that it had completed its annual meeting of shareholders for 2005, at which all nominees for director were re-elected and the retention of Ernst & Young as the company’s independent accountant for the 2005 audit was approved. The press release additionally confirmed statements made at the meeting by Chief Executive Officer Robert B. Trussell, Jr., in response to questions about the above referenced distribution of shares by FFL. A copy of this press release is furnished as Exhibit 99.2 to this report.

The information in this report (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press Release dated April 26, 2005, titled “Tempur-Pedic International Confirms Partial Distribution by Major Stockholder.”

99.2	Press Release dated April 26, 2005, titled “Tempur-Pedic Announces Completion of Its Annual Meeting; Confirms remarks of CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005

Tempur-Pedic International Inc.

By:	/s/ Jeffrey B. Johnson
Name:	Jeffrey B. Johnson
Title:	Vice President, Corporate Controller, Chief Accounting Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 26, 2005, titled “Tempur-Pedic International Confirms Partial Distribution by Major Stockholder.”

99.2	Press Release dated April 26, 2005, titled “Tempur-Pedic Announces Completion of Its Annual Meeting; Confirms remarks of CEO.”